Exhibit 99.1

News Release

February 28, 2010

Merck KGaA and Millipore Announce Transaction

●	Merck to acquire all outstanding Millipore shares for US$ 107 per share in cash, creating a world-class partner for the life science sector
●	Agreed transaction valued at approximately € 5.3 billion (US$ 7.2 billion)
●	Combination will create a € 2.1 billion (US$ 2.9 billion) partner for the Life Science sector and transform Merck Chemicals
●	Combined business will have significant scale in high-growth bioresearch and bioproduction segments
●	Merck intends to retain Millipore’s headquarters in Billerica, Massachusetts

Darmstadt, Germany and Billerica, MA - February 28, 2010 – Merck KGaA, a global pharmaceutical and chemical company, and Millipore Corporation (NYSE: MIL), a leading Life Science company based in Billerica, Massachusetts, USA, today announced that they have entered into a definitive agreement under which Merck KGaA will acquire all outstanding shares of common stock of Millipore, for US$ 107 per share in cash, or a total transaction value, including net debt, of approximately € 5.3 billion (US$ 7.2 billion). The transaction was approved by the boards of directors of both companies. Millipore and Merck will create a € 2.1 billion (US$ 2.9 billion) world-class partner for the Life Science sector, achieving significant scale in high-margin specialty products with an attractive growth profile.

“This transaction is very attractive to shareholders, customers and employees of both companies,” said Dr. Karl-Ludwig Kley, Chairman of the Executive Board of Merck. “This is a combination with an excellent strategic fit, which will allow us to cover the entire value chain for our pharma and biopharma customers, offering integrated solutions beyond chemicals.”

Merck KGaA

Frankfurter Strasse 250                             Head External Communications -2386
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News Release

Millipore has a strong position in the attractive bioresearch and bioproduction segments, offering a comprehensive range of products, technologies and services for pharma and biotech companies, as well as for academia, to improve laboratory productivity and to develop and optimize manufacturing processes. In 2009, Millipore generated sales of US$ 1.7 billion, with around 6,000 employees in more than 30 countries.

Martin Madaus, Chairman, President and CEO of Millipore said, “Over the past five years, we have transformed Millipore into a life science leader by driving innovation, entering new markets, and generating exceptional operational performance.  Today’s announcement, which is the outcome of a thorough strategic review process, is a validation of the tremendous value of the Millipore brand and a testament to the value this transformation has created for all of our stakeholders.  We are excited to join a high-quality company like Merck as we will gain greater scale and scope in the life science industry.  This is a very positive outcome for our employees and customers as we continue to build on our strategy for growth, while maintaining our headquarters in Billerica.”

Together, Millipore and Merck will have a significant presence in high-growth segments and an enhanced geographic presence. Combining the research and development capabilities of both companies will create a powerful innovation platform to develop cutting-edge technologies that are tailored even more closely to the needs of customers.

Dr. Kley added: “By combining Millipore’s bioscience and bioprocess knowledge with our own expertise in serving pharma customers, we will be able to unlock value in our chemicals business and transform it into a strong growth driver for Merck. Through this acquisition, we will expand the overall product offering of the Merck Group, using the well-recognized Millipore brand in addition to our own brand.”

News Release

The acquisition is fully in line with Merck’s strategy of focusing on high-margin, specialty products with an attractive growth profile. In addition, the transaction will lead to a more balanced business profile for the Group. Currently, the Chemicals business sector generates around 25% of Merck’s total revenues. Following the transaction, the chemicals business will contribute 35% of total Group revenues of € 8.9 billion (pro forma), driven by its strong Liquid Crystals business and the new world-class life science business.

In order to ensure a seamless integration of the two businesses, Merck will apply a “best of both worlds” integration approach across all operating business functions. Merck plans to build on Millipore’s talented workforce and intends to retain its senior management. The company also plans to maintain Millipore’s headquarters in Billerica and combine it with Merck’s U.S. chemicals headquarters. Merck expects that the combined business will generate annual cost synergies of around US$ 100 million (€ 75 million), which Merck expects to realize within three years from the closing of the transaction.

The acquisition will be funded through available cash and a term loan provided by Bank of America Merrill Lynch, BNP Paribas and Commerzbank Aktiengesellschaft. Merck plans to replace part of the facility through the issuance of bonds. Merck is committed to retaining a solid investment-grade rating.

Completion of the acquisition requires the approval of Millipore shareholders, for which Millipore will call a special shareholders meeting, and the satisfaction of other customary conditions, including antitrust clearance. Due to the fact that the two businesses are highly complementary, Merck expects that the transaction will clear regulatory review. Merck anticipates that the transaction will be completed in the second half of 2010, at which time all outstanding shares of Millipore common stock will be exchanged for the right to receive the agreed cash payment.

Guggenheim Securities, LLC and Perella Weinberg Partners LP have acted as financial advisors to Merck in the transaction, and Skadden, Arps, Slate, Meagher & Flom LLP served as the Group’s legal advisor.  Goldman Sachs & Co. acted as financial advisor to Millipore, and Cravath, Swaine & Moore LLP and Ropes & Gray LLP acted as Millipore’s legal advisors.

News Release

Note to editors:

Further information:
Please find further information on Merck’s corporate website www.merck.de

A pre-recorded interview with Merck Chairman of the Executive Board Dr. Karl-Ludwig Kley is available at www.merck.de.

Media Call and Press Conference:
Merck Chairman of the Executive Board, Dr. Karl-Ludwig Kley, and Dr. Bernd Reckmann, Head of the Chemicals business sector, will discuss the transaction at a press conference on March 1, 2010 at 10:30 a.m. CET. The press conference will also be broadcast on Merck’s website: www.merck.de.

Analysts and Investor Call:
Merck Chairman of the Executive Board, Dr. Karl-Ludwig Kley, and Merck Chief Financial Officer, Dr. Michael Becker, will discuss the transaction in a conference call for European analysts and investors at 9 a.m. CET and for U.S. analysts and investors at 2:30 p.m. CET (8:30 a.m. EST), both on March 1, 2010.

Merck KGaA stock symbols:
Reuters: MRCG, Bloomberg: MRK GY, Dow Jones: MRK.DE
Frankfurt Stock Exchange: ISIN: DE 000 659 9905 - WKN: 659 990

About Merck

Merck is a global pharmaceutical and chemical company with total revenues of € 7.7 billion in 2009, a history that began in 1668, and a future shaped by approximately 33,000 employees in 61 countries. Its success is characterized by innovations from entrepreneurial employees. Merck's operating activities come under the umbrella of Merck KGaA, in which the Merck family holds an approximately 70% interest and free shareholders own the remaining approximately 30%. In 1917 the U.S. subsidiary Merck & Co. was expropriated and has been an independent company ever since.

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About Millipore

Millipore (NYSE: MIL) is a Life Science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing.  As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues.  From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals.  Millipore Corporation is an S&P 500 company with more than 6,000 employees worldwide.

The Information in this document may contain “forward-looking statements”. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will” or words of similar meaning and include, but are not limited to, statements about the expected future businesses of Merck KGaA (Merck) and Millipore Corporation (Millipore) resulting from and following the proposed acquisition. These statements are based on the current expectations of Merck and Millipore and are inherently subject to uncertainties and changes in circumstances. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are factors relating to the fulfillment of certain closing conditions to the proposed transaction, and changes in global, political, economic, business, competitive, market and regulatory forces. Merck and Millipore do not undertake any obligation to update the forward-looking statements to reflect actual results, or any change in events, conditions, assumptions or other factors. Please refer to Millipore’s filings with the SEC, including its most recent Annual Report on Form 10-K, for more information on additional risks that could cause actual results to differ from the forward-looking statements made herein.

News Release

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Millipore by Merck.  In connection with the proposed acquisition, Merck and Millipore intend to file relevant materials with the SEC, including Millipore’s proxy statement on Schedule 14A.

INVESTORS AND SECURITY HOLDERS OF MILLIPORE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MILLIPORE’S PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.

Investors and security holders will be able to obtain all such documents, when they become available, free of charge through the website maintained by the SEC at www.sec.gov, or by directing a request to Joshua S. Young, Director of Investor Relations for Millipore, at 978-715-1527.  Such documents are not currently available.

Merck and certain of its directors and executive officers and other persons, and Millipore and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Millipore common stock in respect of the proposed acquisition.  Information regarding such persons and a description of their interests in the transaction will be contained in the proxy statement when it is filed.

All Merck Press Releases are distributed by e-mail at the same time they become available on the Merck Website. Please go to http://www.subscribe.merck.de to register online, change your selection or discontinue this service.

For Merck:
Phyllis Carter
Phone +49 6151 72-7144

For Millipore:
Joshua Young
Director, Investor Relations
Millipore Corporation
(978) 715 - 1527
(800) 225 - 3384
joshua_young@millipore.com

News Release

Amanda Turton
Vice President, Corporate Communications
Millipore Corporation
(978) 715 - 1802
amanda_turton@millipore.com